Deloitte Accountants B.V.
Gustav Mahlerlaan 2970
1081 LA Amsterdam
P.O.Box 58110
1040 HC Amsterdam Netherlands

Tel: +31 (0)88 288 2888
Fax: +31 (0)88 288 9737
www.deloitte.nl

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-267667 on Form F-3 of our report dated February 14, 2023, relating to the financial statements of Heineken N.V. appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Accountants B.V.
Amsterdam, The Netherlands April 21, 2023

CB-EB-dt/21042023-C

The General Terms and Conditions for Services Deloitte Netherlands, January 2020 registered at the Chamber of Commerce under number 24362837 apply to all agreements under which Deloitte performs services, except for M&A Services.
Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853. Deloitte Accountants B.V. is a Netherlands affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited.